UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SUPREME INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.

2581 East Kercher Road

Goshen, IN  46528

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2013

To Stockholders of

SUPREME INDUSTRIES, INC.:

The annual meeting of stockholders of Supreme Industries, Inc. (the “Company”) will be held at the Company’s main production facility located behind the corporate office at 2581 E. Kercher Road, Goshen, Indiana, on May 8, 2013, at 10:00 a.m. Eastern Time for the following purposes:

1.              To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.              To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.              To determine, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;

4.              To ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm; and

5.              To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only stockholders of record at the close of business on March 15, 2013, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors

Goshen, Indiana	William J. Barrett
April 5, 2013	Secretary

SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to owners of the Company’s common stock, par value $.10 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s main production facility located behind the corporate office at 2581 E. Kercher Road, Goshen, Indiana, on May 8, 2013 at 10:00 a.m. Eastern Time, or at any adjournment thereof.  For directions, please call 574.642.4888, Ext. 446. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s stockholders on or about April 5, 2013.

The expense of proxy solicitation will be borne by the Company.  During 2013, the Company hired Eagle Rock Proxy Advisors LLC to solicit votes for a fee of $5,000.  The Company will also reimburse Eagle Rock for related reasonable expenses.  Additionally, the Company’s officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation efforts, however, the Company will reimburse such persons for all accountable costs so incurred.

A copy of the 2012 Annual Report to Stockholders of the Company for its fiscal year ended December 29, 2012, is being mailed with this Proxy Statement to all such stockholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 8, 2013

This Proxy Statement, the accompanying proxy card, and our 2012 Annual Report to Stockholders are available at www.proxy.supremeind.com.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 15, 2013, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 13,557,749 shares of Class A Common Stock and 1,716,937 shares of Class B Common Stock of the Company issued and outstanding.  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the Annual Meeting to elect a Board of Directors, to approve, on an advisory basis, the compensation of the Company’s named executive officers, to vote, to determine, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, and to ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy that is validly executed but on which no directions are specified will be voted for the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the Annual Meeting and vote in person, in which event the proxy will be revoked.

The Company’s Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock.  No shares of the preferred stock are outstanding.  In voting on all matters expected to come before the Annual Meeting, a stockholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.  The holders of the Class A Common Stock will be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., two directors, and the holders of the Class B Common Stock will be entitled to elect the remaining directors.  The Class A directors are elected by majority vote of shares held by holders of Class A Common Stock attending in person or represented by proxy.  The Class B directors are elected by plurality vote of the holders of Class B Common Stock attending in person or represented by proxy.

In order to approve, on an advisory basis, the compensation of the Company’s named executive officers, an affirmative vote of a majority of the combined shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary.  Such vote, however, will not be binding on the Company.

Stockholders may vote to approve a frequency for future advisory votes on the compensation of the Company’s named executive officers of every one, two, or three years or stockholders may abstain from voting. In order to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers (every one, two or three years) a majority of the combined shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary.  Such vote will not be binding on the Company, although the Board of Directors intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support.

The ratification of the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013, must be approved by majority vote of the combined shares of the Class A Common Stock and Class B Common Stock held by the holders of such Class A Common Stock and Class B Common Stock attending in person or represented by proxy.

The Company’s Certificate of Incorporation prohibits cumulative voting.  Abstentions are voted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.  In the election of the Class B directors, votes withheld will have no effect on the outcome of the vote.  In the election of the Class A directors, the advisory vote on compensation of the Company’s named executive officers, the advisory vote on frequency of future advisory votes on the compensation of the Company’s named executive officers, and the vote on the ratification of the selection of our independent registered public accounting firm, votes withheld, and abstentions will have the effect of a vote “against” the proposal.  Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions from a stockholder as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” for purposes of determining whether a quorum exists so long as the brokers have discretionary voting authority for at least one matter to be voted on at the Annual Meeting.  However, broker non-votes are not considered to be shares entitled to vote and will not affect the outcome of any vote.

Brokers are not permitted to vote stockholders’ shares for the election of directors. Therefore, we urge all stockholders to give voting instructions to their brokers on all voting items.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to management to be the beneficial owners as of March 15, 2013, of more than five percent (5%) of the Company’s Class A or Class B Common Stock.  Such tabulation also sets forth the number of shares of the Company’s Class A or Class B Common Stock beneficially owned as of March 15, 2013 by all of the Company’s directors and nominees, named executive officers, and all directors and officers of the Company as a group.  Except as set forth below, persons having direct beneficial ownership of the Company’s Common Stock possess the sole voting and dispositive power in regard to such stock.  Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B Common Stock is deemed to be beneficial ownership of Class A Common Stock under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As of March 15, 2013, there were 13,557,749 shares of Class A Common Stock and 1,716,937 shares of Class B Common Stock outstanding.

The following tabulation also includes shares of Class A Common Stock covered by outstanding vested options granted under the Company’s 2004, 2001, and 1998 Stock Option Plans, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights until such time as the options are exercised.

Name and Address	Title	Amount and Nature of		Percent of
of Beneficial Owner	Class	Beneficial Ownership		Class (1)

Heartland Advisors, Inc.	Class A	1,275,000	(2)	9.4%
789 North Water Street
Milwaukee, WI 53202

Wilen Management Corp.	Class A	1,032,716	(3)	7.6%
14551 Meravi Drive
Bonita Springs, FL 34135

First Manhattan Co.	Class A	676,343	(4)	5.0%
437 Madison Ave.
New York, NY 10022

William J. Barrett	Class A	1,828,025	(5)(6)(10)	12.6%
P.O. Box 6199	Class B	859,862	(6)	50.1%
Fair Haven, NJ 07704

Herbert M. Gardner	Class A	1,118,218	(5)(7)(10)	7.8%
2581 East Kercher Road	Class B	623,218	(7)	36.3%
Goshen, IN 46528

Edward L. Flynn	Class A	293,257	(5)(8)	2.2%
7511 Myrtle Avenue
Glendale, NY 11385

Robert J. Campbell	Class A	153,502	(9)(10)	1.1%
15690 Treasure Cove	Class B	47,620		2.8%
Bullard, TX 75757

Name and Address	Title	Amount and Nature of		Percent of
of Beneficial Owner	Class	Beneficial Ownership		Class (1)

Mark C. Neilson	Class A	114,535	(5)	*
7140 Calabria Court
San Diego, CA 92122

Matthew W. Long	Class A	41,214		*
2581 East Kercher Road
Goshen, IN 46528

Wayne A. Whitener	Class A	24,510	(5)	*
101 E. Park Blvd., Suite 955
Plano, TX 75074

Thomas B. Hogan, Jr.	Class A	17,971		*
46 Shrewsbury Drive
Rumson, NJ 07760

Arthur J. Gajarsa	Class A	12,571		*
P.O. Box 226
Holderness, NH 03245

All directors and officers as a group of 9 persons	Class A	3,603,803	(5)(6)(7)(8)(9)(10)	23.5%
	Class B	1,530,700	(6)(7)	89.2%

* Less than 1%

(1)  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act.  In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B Common Stock.

(2)  Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G/A on February 7, 2013, reporting that Heartland and William J. Nasgovitz, President of Heartland, own and have shared voting and dispositive power over 1,275,000 shares of Class A Common Stock.  All information presented above relating to Heartland is based solely on the Schedule 13G/A.

(3)  Wilen Investment Management Corp. (“Wilen”) filed a Schedule 13G/A on January 23, 2013, reporting that Wilen owns and has sole voting and dispositive power over 1,032,716 shares of Class A Common Stock.  All information presented above relating to Wilen is based solely on the Schedule 13G/A.

(4)  First Manhattan Co. (First Manhattan) filed a Schedule 13G/A on February 15, 2013, reporting that First Manhattan has shared voting power over 616,163 shares of Class A Common Stock and shared dispositive power over 676,343 shares of Class A Common Stock.  All information presented above relating to First Manhattan is based solely on the Schedule 13G/A.

(5)  Includes the number of shares of Class A Common Stock set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company’s 2004, 2001, and 1998 Stock Option Plans.

Stock Options
William J. Barrett	133,045
Herbert M. Gardner	127,076
Edward L. Flynn	6,487
Wayne A. Whitener	6,487
Mark C. Neilson	5,097
All directors and officers as a group of 9 persons	278,192

(6)  Includes 109,942 shares of Class A Common Stock and 16,054 shares of Class B Common Stock owned by Mr. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(7)  Includes 10,447 shares of Class A Common Stock and 63,349 shares of Class B Common Stock owned by the estate of Mr. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(8)  Includes 37,624 shares of Class A Common Stock owned beneficially by Mr. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(9)  Includes 443 shares of Class A Common Stock owned beneficially by Mr. Campbell’s wife as custodian for their children.  Mr. Campbell has disclaimed beneficial ownership of these shares.

(10)  Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into shares of Class A Common Stock.

Depositories such as The Depository Trust Company (Cede & Company) as of March 15, 2013 held, in the aggregate, more than 5% of the Company’s then outstanding Class A Common Stock.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  Except as noted in the table above, the Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified.  The Company’s Board of Directors is currently comprised of eight members.

Of the persons named below, Messrs. Flynn and Neilson have been nominated by the independent directors of the Board of Directors for election by the holders of Class A Common Stock, and the remaining persons have been nominated by the independent directors of the Board of Directors for election by the holders of Class B Common Stock.

In addition to serving as directors, Messrs. Barrett and Gardner were executive officers of the Company (or its subsidiary) as of December 29, 2012.  Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Stockholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management, the nominees intend to serve the entire term for which election is sought.

Only eight nominees for director are named even though the Company’s bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors.  The proxies given by the Class A stockholders cannot be voted for more than two persons, and the proxies given by Class B stockholders cannot be voted for more than six persons.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Herbert M. Gardner, 73
Chairman of the Board of the Company since 1979, Chief Executive Officer of the Company from 1979 to January 2011; President of the Company from June 1992 to February 2006; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of TGC Industries, Inc., a company engaged in the geophysical services industry, since 1980; Director of Chase Packaging Corporation, a development stage company, since 2001; former Director of Nu-Horizons Electronics Corp., an electronics component distributor, from 1984 until 2011; and former Director of MKTG, Inc., a marketing and sales promotion company from 1997 until January 2010. Mr. Gardner was selected to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations and markets, his acute business judgment, his strong leadership skills, and his long-standing relationship with the Company.

	1979	Chairman of the Board

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

William J. Barrett, 73
Secretary and Assistant Treasurer of the Company and a Director since 1979 and Executive Vice President (Long Range and Strategic Planning) of the Company since 2004; President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; Chairman of the Board and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company from 2000 to May 2012; Director of TGC Industries, Inc., a company engaged in the geophysical services industry, since 1980; Director of Chase Packaging Corporation, a development stage company, since 2001; Director of Babson Corporate Investors, a closed-end investment company, since July 2006; and Director of Babson Participation Investors, a closed-end investment company, since July of 2006. Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience.

	1979	Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, Secretary, and Director

Robert J. Campbell, 81
Director of the Company since 1979; Retired Chief Executive Officer of TGC Industries, Inc., a company engaged in the geophysical services industry from March 1996 to December 1998; Vice Chairman of the Board and Chief Executive Officer of TGC Industries, Inc. from July 1993 through March 1996; Chairman of the Board and Chief Executive Officer of TGC Industries, Inc. from July 1986 to July 1993; and prior to such time, President and Chief Executive Officer of TGC Industries, Inc. for more than five years. Mr. Campbell’s qualifications to serve as a director of the Company include his extensive management experience and knowledge of its business, his business acumen and his experience as chief executive officer of another public company.

	n/a	Director

Edward L. Flynn, 78
Director of the Company since 2007; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of TGC Industries, Inc., a company engaged in the geophysical services industry; Director of Chase Packaging Corporation, a development stage company; and Director of Biojet Medical, a medical device company. Mr. Flynn is an experienced leader of major organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

	n/a	Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Arthur J. Gajarsa, 72
Director of the Company since July 2012; Chairman of the Board of Trustees of Rensselaer Polytechnic Institute since 2011, Vice Chairman from 1998 to 2010, and Trustee since 1994; Director of Georgetown University Board of Directors from 1996 to 2008, and Chairman of the Audit Committee, the Law Committee, and a member of the Executive Committee from 2002 to 2008; U.S. Circuit Judge for the U.S. Court of Appeals for the Federal Circuit from 1997 to 2012. Prior to his judicial appointment, Judge Gajarsa served as Senior Partner at Joseph, Gajarsa, McDermott & Reiner, P.C., and previously served as Special Counsel to the Secretary of the Interior and Commissioner of Indian Affairs. He also worked at the Department of Commerce at the USPTO and worked as a systems analyst at the Department of Defense. Judge Gajarsa provides the Board insight and experience in the areas of legal compliance, corporate mergers and acquisitions, commercial litigation, international trade, and intellectual property.

	n/a	Director

Thomas B. Hogan, Jr., 67
Director of the Company since June 2012; Director of Aerial Holding, Inc., formerly Pictometry International Corporation, since 2006, and Chairman of the Audit Committee since 2006; Director of Provident Bank of New Jersey since 2010, and Chairman of the Audit Committee since 2011; Chief Operating Officer, Northeast Practice, Deloite & Touche, from 2003 to 2006. In previous years he served as the Managing Partner of the Rochester, Pittsburgh, St. Louis and New Jersey offices of that firm. From 2007 until it was sold in 2008, he was a director of Energy East Corporation, a public utility holding company which served New York, Connecticut, Massachusetts, Maine and New Hampshire. Mr. Hogan had nearly 40 years of experience with the public accounting firm of Deloitte & Touche which makes him exceptionally qualified to advise the Board of Directors in accounting and financial matters. Mr. Hogan qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Mark C. Neilson, 54
Director of the Company since 2003; President/Founder of Accretive CFO Services of San Diego LLC and Accretive Services LLC (Indiana), a financial consulting services firm since December 2010; Partner, Tatum, LLC, a financial and technology consulting division of Spherion, from September 2005 to August 2010; Director of SmokerCraft, Inc., a manufacturer of pontoon and fishing boats, since December 2010; Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, from April 2001 to February 2005; Independent business consultant from November 1998 to March 2001; Chief Financial Officer of Therm-O-Lite, Inc., a manufacturer of interior insulated windows, from January 2000 through June 2009; and Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998. Mr. Neilson was selected to serve as a director of the Company due to his extensive background in public accounting and auditing. Mr. Neilson qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Wayne A. Whitener, 61
Director of the Company since 2008; Director of TGC Industries, Inc. (“TGC”), a company engaged in the geophysical services industry, since 1984; President of TGC since 1986; Chief Executive Officer of TGC since January 1999; Chief Operating Officer of TGC from July 1986 to December 1998; President of Tidelands Geophysical Co., Inc., a wholly-owned subsidiary of TGC, since 1987; and Director of Chase Packaging Corporation, a development stage company since 2009. As the principal executive officer of another publicly held company, Mr. Whitener provides valuable insight and guidance on the issues of corporate strategy and risk management.

	n/a	Director

The Board of Directors recommends a vote FOR Proposal No. 1.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Matthew W. Long, 51
On March 30, 2012, Matthew W. Long assumed the position of interim Chief Executive Officer. He joined Supreme as the Chief Financial Officer, Treasurer, and Assistant Secretary in April 2011. From June 2003 until February 2011, he was the treasurer of CTS Corporation, a manufacturer of electronic components and sensors and supplier of electronics manufacturing services. He was assistant treasurer of CTS from December 2000 until May 2003. Previously, he held a variety of accounting positions for Emerson Electric, General Housewares/Chicago Cutlery, and United Technologies.

Interim Chief Executive Officer, Chief Financial Officer, Treasurer, and Assistant Secretary

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of Common Stock. Based solely upon a review of copies of such reports furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, executive officers, and ten percent (10%) stockholders during 2012.

BOARD OF DIRECTORS

Board Leadership Structure

As a holding company, Supreme Industries, Inc. (NYSE MKT: STS), is uniquely structured in that it has very few officers and is designed to have our business operations conducted on a day-to-day basis by management of Supreme Corporation (“Supreme”), our wholly-owned and principal operating subsidiary, which is the source of virtually all of our revenues and business expenses.  The primary role of the holding company is to facilitate capital markets financing transactions, mergers and acquisitions, and other long-range strategies.

We have concluded that six independent directors, representing a majority of our nominees for director, is appropriate given the size of our business, but enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  The Company has three committees - the Audit Committee, the Compensation Committee, and the Executive Search Committee.  The Company’s former Executive Committee was disbanded in 2012.  The Audit Committee and the Compensation Committee are comprised solely of independent directors.  Our Audit Committee Charter and our Compensation Committee Charter are available at our website www.supremeind.com.   Matters relating to other governance issues including, but not limited to, nominating directors, are managed by the Board of Directors.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance including risk oversight and interaction with management.  The Board of Directors adopted a policy which provides for our independent directors to rotate the chairing of the periodic meetings of independent directors so that each of the directors will have an opportunity to set the agenda and chair the meeting.  This results in there being no need to designate a lead director at present, but the Board of Directors retains the ability to modify this structure if circumstances warrant.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short- and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of Supreme and also to the future values of the Company’s equity securities through options and common share ownership.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  In view of the small size of the Board of Directors, there are no membership requirements based on race or gender.  However, we believe that our Board of Directors does have a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders.

Independence

The Board of Directors has determined that the following six directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent” within the meaning of the NYSE MKT director independence standards:  Robert J. Campbell, Edward L. Flynn, Thomas B. Hogan, Jr., Arthur J. Gajarsa, Mark C. Neilson, and Wayne A. Whitener.

Committees

The Audit Committee is comprised of Messrs. Hogan, Neilson, Campbell, and Flynn.  The Audit Committee met nine times during 2012.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review quarterly condensed consolidated financial statements and the annual audited consolidated financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.  In carrying out the functions of the Audit Committee, the members of the Audit Committee rely on an Audit Committee Charter.

The Compensation Committee is comprised of Messrs. Neilson, Campbell, Flynn, and Gajarsa.  The Compensation Committee was formed on February 14, 2012 and met three times during 2012. The purpose and functions of the Compensation Committee are to: (i) assist the Board in the discharge of its fiduciary responsibilities relating to the determination and execution of the Company’s compensation philosophy as it pertains to the fair and competitive compensation of the Company’s executive officers; (ii) provide overall guidance with respect to the establishment, maintenance, and administration of the Company’s compensation programs, including stock and benefit plans; and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs.  The Compensation Committee will periodically review the levels of compensation, perquisites, and other personal benefits provided by the Company to insure that compensation levels are reasonable, fair, and competitive.  In carrying out the functions of the Compensation Committee, the members of the Compensation Committee rely on a Compensation Committee Charter.

In 2011, the Board retained the services of Hay Group, a global management consulting firm, for assistance in setting the 2012 compensation packages for the former CEO, Ms. Kim Korth, and those persons reporting to her, including Mr. Long.  The Hay Group examined the applicable positions and provided pay comparisons for similarly situated chief executive officers and chief financial officers, including items such as base salary, incentive pay, and customary perquisites.  Those recommendations were provided directly to the Board which used them as a guideline in setting the amount of total compensation for Ms. Korth and Mr. Long and determining how total potential compensation should be allocated across the different elements of compensation.  The Board does not follow a definitive policy when determining the mix of, and structure for, total compensation.  Rather, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the Company, retention considerations, and any other consideration the Board deems relevant.  The Board does, however, endeavor to ensure that an appropriate amount of compensation is paid in the form of equity so as to ensure that the interests of executives align with the interests shareholders.

The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain independent compensation consultants and other expert advisors.  The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department.  In addition, the Compensation Committee sometimes utilizes survey information provided by compensation consultants in recommending compensation levels.

The Executive Search Committee is a special purpose committee, composed of Messrs. Gajarsa (Chairman), Flynn, Hogan, and Neilson, which is charged with conducting the search for a new Chief Executive Officer for the Company.  That committee met once in 2012.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis, and there is no need for the added formality of a Nominating Committee.  In carrying out the functions of a Nominating Committee, the independent directors do not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of skills, opinions, perspectives, professional experiences, education and backgrounds, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive, and the independent directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not have any specific skills that they believe are necessary for any individual director to possess. Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the independent directors have not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

Meetings

During the year ended December 29, 2012, the Board of Directors held ten special meetings in addition to its regular meeting.  All of the directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Company encourages all directors to attend its Annual Meeting of Stockholders.  All of the directors attended the Annual Meeting of Stockholders held in May of 2012.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  The code has been posted in the Shareholder Information section of the Company’s website, www.supremeind.com.

Stockholder Communications

The Company has established a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Chief Executive Officer of the Company c/o Chief Executive Officer, Supreme Industries, Inc., 2581 East Kercher Road, P.O. Box 237, Goshen, Indiana 46528.  The Chief Executive Officer will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Chief Executive Officer will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a stockholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm (“independent auditors”) and management to review accounting, auditing, internal controls, and financial reporting matters.  The Audit Committee Charter is available on the Company’s website, www.supremeind.com.

The members of the Audit Committee are “independent” as defined in Sections 803.A. and 803.B. of the listing standards of the NYSE MKT and Rule 10A-3(b)(1) under the Exchange Act.  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  The Board of Directors has determined that Messrs. Hogan and Neilson qualify as “Audit Committee Financial Experts” as defined in the regulations promulgated under the Exchange Act, and their experience and backgrounds are described in the biographical data under Proposal No. 1.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.  The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2012 Annual Report to Stockholders.  Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management and; (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Crowe Horwath LLP, the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  SAS No. 61 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to: (i) their responsibility under auditing standards of the PCAOB (United States); (ii) significant accounting policies; (iii) management’s judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Crowe Horwath LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Crowe Horwath LLP and the Company which, in their professional judgment, may reasonably be thought to bear on their independence.  Crowe Horwath LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2012 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.  That is the responsibility of management and the Company’s independent auditors.  In giving our recommendation to the Board of Directors, we have relied on: (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee:

Thomas B. Hogan, Jr. (Chair)
Robert J. Campbell
Edward L. Flynn
Mark C. Neilson

PRINCIPAL ACCOUNTING FEES AND SERVICES

The accounting firm of Crowe Horwath LLP (“Crowe Horwath”) served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 29, 2012.  Crowe Horwath has served as auditors for the Company since October 9, 2001.

Audit Fees.  The aggregate fees billed for professional services rendered by Crowe Horwath for the audit of our annual financial statements and preissuance reviews of the financial statements included in our quarterly reports on Form 10-Q were $219,350 for fiscal 2012 and $158,430 for fiscal 2011.

Audit-Related Fees.  The aggregate fees billed for professional services by Crowe Horwath for assurance and related services reasonably related to the audit and review services described under “Audit Fees” above were $10,000 for fiscal 2012 and $11,200 for fiscal 2011.  The amounts shown consist of fees for benefit plan audits and other various assurance services.

Tax Fees.  The aggregate fees billed for professional services by Crowe Horwath for tax compliance, tax advice, and tax planning services were $210,575 for fiscal 2012 and $202,455 for fiscal 2011.

All Other Fees.  The aggregate fees billed for professional services by Crowe Horwath for services other than those described above were $0 for fiscal 2012 and 2011.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual audit of the Company’s consolidated financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Exchange Act, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended December 29, 2012, as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the providing of non-audit services has been compatible with maintaining the independent auditor’s independence and has advised the Company that, in its opinion, the activities performed by Crowe Horwath on the Company’s behalf were compatible with maintaining the independence of such auditors.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by the Company’s Chief Executive Officer and the three other most highly compensated executive officers of the Company (the “Named Executive Officers”) during the last completed fiscal year.  As discussed below in the section titled “Employment Contracts,” the Company has entered into employment contracts with Ms. Korth and Messrs. Long, Gardner, and Barrett.

Summary Compensation Table

(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
							Non-Equity		Nonqualified
					Stock		Incentive		Deferred	All Other
					Awards	Option	Plan		Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus		(4)	Awards	Compensation		Earnings	(9)	Total

Matthew W. Long (1)	2012	$225,000	$—		$—	$—	$95,681	(2)	$—	$12,028	$332,709
Interim Chief Executive Officer and	2011	$153,077	$60,000	(3)	$32,550	$—	$—		$—	$8,433	$254,060
Chief Financial Officer

Herbert M. Gardner	2012	$114,215	$79,000	(5)	$—	$—	$—		$—	$70,841	$264,056
Chairman of the Board	2011	$100,991	$—		$—	$—	$—		$—	$66,765	$167,756

William J. Barrett	2012	$108,000	$79,000	(6)	$—	$—	$—		$—	$64,682	$251,682
Executive Vice President and Secretary	2011	$99,900	$—		$—	$—	$—		$—	$54,463	$154,363

Kim Korth (7)	2012	$102,308	$—		$—	$—	$—		$—	$331,794	$434,102
President and Chief Executive Officer	2011	$494,225	$50,000	(8)	$120,000	$—	$—		$—	$32,135	$696,360

(1)         Mr. Long joined the Company as Chief Financial Officer on April 18, 2011.  On March 30, 2012, Mr. Long assumed the position of interim Chief Executive Officer.

(2)         Performance bonus earned in 2012 and paid partially in 2012 and partially in 2013.

(3)         Bonus was earned in 2011 and paid in 2012.

(4)         The amounts in column (e) reflects the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 2004, 2001, and 1998 Stock Option Plans and the Company’s 2012 Long Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2013.

(5)         Pursuant to the terms of his employment agreement, if the pre-tax earnings of the Company exceed $2,000,000, Mr. Gardner will receive a bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

(6)         Pursuant to the terms of his employment agreement, if the pre-tax earnings of the Company exceed $2,000,000, Mr. Barrett will receive a bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

(7)         Ms. Korth served as interim Chief Executive Officer from February 1, 2011 to September 23, 2011, at which time she became the Company’s permanent Chief Executive Officer.  Ms. Korth resigned from her positions with the Company on March 30, 2012 and entered into a separation agreement with the Company on May 3, 2012.  Please see the section entitled “Kim Korth’s Employment Agreement and Severance Agreement” below.

(8)         Ms. Korth received a signing bonus of $50,000 in February of 2011 under her Employment Agreement dated to be effective February 1, 2011.

(9)         Significant amounts are itemized in the following table:

All Other Compensation

Name and Principal Position	Year	Auto Allowance and Vehicle Insurance		Life Insurance Reimbur.	Income Tax on Life Insurance	Other		Total, All Other Compensation

Matthew W. Long	2012	$12,000		$—	$—	$28		$12,028
Interim Chief Executive Officer	2011	$8,433		$—	$—	$—		$8,433
Chief Financial Officer

Herbert M. Gardner	2012	$15,876		$30,000	$24,965	$—		$70,841
Chairman of the Board	2011	$11,800		$30,000	$24,965	$—		$66,765

William J. Barrett	2012	$8,660		$30,000	$26,022	$—		$64,682
Executive Vice President and Secretary	2011	$3,225		$30,000	$21,238	$—		$54,463

Kim Korth	2012	$—	(1)	$—	$—	$331,794	(2)	$331,794
President and Chief Executive Officer	2011	$10,067		$—	$—	$22,068	(3)	$32,135

(1)         Ms. Korth’s $1,000 per month auto allowance was made part of her base salary by amendment of her employment agreement in September of 2011.

(2)         Consistent with Ms. Korth’s separation agreement, severance paid in 2012 included base salary, bonus, and legal fee reimbursement.  For further detail, please see the section entitled “Kim Korth’s Employment Agreement and Severance Agreement” below.

(3)         Consists of medical insurance reimbursement ($9,131), a one-time living allowance ($5,444) earned in 2011, and mileage reimbursement to and from Michigan home ($7,493)

Outstanding Equity Awards At Fiscal Year End

The following table provides information concerning the holdings of Stock Options by the Named Executive Officers at December 29, 2012.

	Stock Option Awards
(a)	(b)	(c)	(d)	(e)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Herbert M. Gardner	32,436	—	$6.52	5/4/2013
	29,058	—	$5.78	4/29/2014
	30,582	—	$4.86	5/7/2015
	15,000	—	$1.55	6/26/2016
	20,000	—	$2.23	9/30/2017
	127,076	—

William J. Barrett	32,436	—	$7.17	5/4/2013
	31,968	—	$6.36	4/29/2014
	33,641	—	$5.34	5/7/2015
	15,000	—	$1.71	6/26/2016
	20,000	—	$2.45	9/30/2017
	133,045	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe potential payments payable to our Named Executive Officers upon termination of employment or a change in control.  The actual payments to Named Executive Officers are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of the Board of Directors or a committee designated by the Board of Directors.

The Amended and Restated 2004 Stock Option Plan

The Company’s Amended and Restated 2004 Stock Option Plan provides that upon the effective date of a “change in control” (as defined in the Amended and Restated 2004 Stock Option Plan), all options will become immediately exercisable.  In addition, upon the Named Executive Officer’s death or disability, any options that would have become exercisable had the Named Executive Officer remained employed through the vesting date immediately following the date of his death or disability will become immediately exercisable.  The Amended and Restated 2004 Stock Option Plan also provides that if vesting is based upon the attainment of one or more “performance goals” (as defined in the Amended and Restated 2004 Stock Option Plan), the pro-rata portion of the Named Executive Officer’s options that would have become exercisable had he or she remained employed through the vesting date immediately following the date of his or her death or disability (or such other date as may be determined by the Compensation Committee in its sole discretion) will become immediately exercisable.

The 1998 Stock Option Plan and the 2001 Stock Option Plan

The terms of the 1998 Stock Option Plan and the 2001 Stock Option Plan are substantially similar.  Although these plans do not provide for acceleration of vesting upon termination of a Named Executive Officer, the plans provide for varying time periods for the exercise of options, which time periods are based on the manner in which the Named Executive Officer has been terminated. Under these plans, if a Named Executive Officer voluntarily terminates his or her employment or is terminated for “cause” (as defined in the 1998 Stock Option Plan and the 2001 Stock Option Plan), then the portion of an option that remains unexercised, including that portion that is not yet exercisable, at the time of the Named Executive Officer’s termination of employment, will terminate and cease to be exercisable immediately upon such termination.  If the Named Executive Officer is terminated without cause, then he or she will have the right for 30 days following such termination to exercise any options that are exercisable as of the date of such termination, and thereafter any remaining options will terminate and cease to be exercisable. If the Named Executive Officer ceases to be employed due to disability, then he or she will have the right for 90 days after the date of termination to exercise any options that are exercisable on the date of his or her termination of employment, and thereafter any remaining options will terminate and cease to be exercisable.  If the Named Executive Officer’s employment is terminated due to death, then his or her legal representatives will have six months following the date of the Named Executive Officer’s death to exercise any options that are exercisable on the date of his or her death, and thereafter any remaining options will terminate and cease to be exercisable.

The 2012 Cash and Equity Bonus Plan

During 2012, the Company established the 2012 Cash and Equity Bonus Plan (the “Bonus Plan”), the equity portions of which were established pursuant to the Company’s 2012 Long Term Incentive Plan.  The Bonus Plan is intended to provide financial incentives to executives and other key employees of the Company through the use of “at risk” variable pay tied to specific performance goals.  Participants in the Bonus Plan, including Mr. Long, had the opportunity to earn a bonus paid out in the form of cash, as well as a bonus paid out in the form of equity, for the attainment of specified goals during the 2012 fiscal year.

With respect to Mr. Long, the Compensation Committee made recommendations to the Company’s Board of Directors, which then acted to establish his target award, quantitative performance goals, and qualitative performance goals.  Mr. Long’s cash target award was 37.8% of his base salary amount.  His equity target was also 37.8% of his base salary amount.  Quantitative target goals selected for Mr. Long included net income of not less than $7,945,000, gross margin of not less than 13.5%, and six inventory turns.  Quantitative goal achievement was weighted 50% for net income and 25% for each of the other goals.  Qualitative goals selected included the successful transition to the new CEO, the establishment of a perpetual inventory system, and the successful completion of his personal goals.  Qualitative goal achievement weighted these qualitative goals one third each.

Award achievement was weighted so that quantitative performance goals accounted for two thirds and qualitative performance goals accounted for one third of the total award.  Participants could earn from 0 to 125% of his or her target for achievement of quantitative goals and could earn from 0% to 100% of his or her target for achievement of qualitative goals.

In February of 2013, after completion of the Company’s fiscal year, the Compensation Committee met to certify performance goal attainment and determined the award payable to each participant.  It was determined that Mr. Long’s award attainment was 112% of target.  Therefore, he received a lump sum cash payment in the amount of $95,681 and an equity award grant of 26,214 restricted shares of Company stock.  These restricted shares will vest in three equal increments in February of 2014, 2015, and 2016.  Under the terms of the 2012 Long Term Incentive Plan, should he terminate his employment with the Company, any unvested portion of Mr. Long’s restricted stock award will be forfeited.  Under the terms of his award agreement, and consistent with the terms of the plan, should any change in control of the Company occur, vesting of his award will immediately accelerate.  The plan does have a recoupment feature, meaning that if the Board learns of any intentional misconduct by a participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the participant to reimburse the Company for the difference between any awards paid to the participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the participant would have earned as awards under the 2012 bonus plan based on the financial results as restated.

No other Named Executive Officer was a participant in the Bonus Plan during 2012.

Ownership Transaction Incentive Plan

The Company’s Ownership Transaction Incentive Plan (the “OTIP”) provides that, upon a “change of control” (as defined in the OTIP), certain employees of the Company are entitled to receive a percentage of the difference between the per share value of the total cash proceeds or the per share fair market value of any other consideration received by the Company or the Company’s stockholders in connection with a change of control minus $2.50 (such amount being the “Value”) as described below with such amount then being multiplied by the number of outstanding shares of common stock of the Company immediately prior to the change of control.  The aggregate amount of payments to be made under the OTIP is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by the sum of (i) 7% multiplied by the Value until the Value reaches $5.00, plus (ii) 8% multiplied by the amount of any Value above $5.00 and up to $7.00, plus (iii) 9% multiplied by the amount of any Value above $7.00.  For example, if a change of control occurs in which the Company’s common stock is sold for $9.00 per share, then the aggregate amount of payments to be made is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by $0.52 (which is the sum of (i) 7% multiplied by $2.50 (the Value up to $5.00); (ii) 8% multiplied by $2.00 (the Value between $5.00 and $7.00) and (iii) 9% multiplied by $2.00 (the Value over $7.00)).  Certain employees are eligible to participate in the OTIP upon a change of control.  Mr. Long is the only Named Executive officer who is a current participant and his aggregate share of the OTIP is

17%.  If prior to a change of control, any of the current participants in the OTIP resign from the Company or are terminated for “cause” (as defined in the OTIP), such participant shall immediately forfeit any rights to receive payment under the OTIP.  If prior to a change of control, any of the current participants in the OTIP are terminated without cause, such participant’s right to receive a percentage of the aggregate amount described above upon a change of control shall be forfeited six months (12 months in the case of the CEO) after the termination without cause.  Ms. Korth’s interest in the OTIP has expired.

Kim Korth’s Employment Agreement and Severance Agreement

During 2012, Ms. Korth was party to an employment agreement (“Korth Employment Agreement”) with the Company and its wholly-owned subsidiary, Supreme Indiana Operations, Inc. (collectively with Supreme, the “Companies”) to serve as their President and Chief Executive Officer.  The term of the Korth Employment Agreement was effective from September 1, 2011 and, except with respect to certain provisions that continued in accordance with the terms of her Severance Agreement described below, ended with her resignation on March 30, 2012.  Under the Korth Employment Agreement, Ms. Korth would receive: (1) a monthly base salary of $31,666.66 (the base salary included a $1,000 per month car allowance); (2) an annual cash bonus of up to fifty percent (50%) of her annual base salary provided that for each year after 2011 any such bonus would be subject to the achievement of applicable performance goals; and (3) beginning in 2012 an equity award of either restricted stock or a stock option (as defined in the Korth Employment Agreement) having a value equal to approximately fifty percent (50%) of her annual base salary.

The agreement provided that, if Ms. Korth was terminated by the Companies other than for “cause” as was defined in the Korth Employment Agreement or Ms. Korth terminated her employment for “good reason” as defined in the Korth Employment Agreement, she would receive: (i) base salary and equity awards earned but unpaid through the date of termination, plus (ii) (1) if the termination of employment occurred in 2011 or 2012 (and either prior to a change in control or more than one year following a change in control), severance pay equal to nine (9) months base salary; (2) if the termination of employment occurred in 2013 or 2014 (and either prior to a change in control or more than one year following a change in control), severance pay equal to six (6) months base salary, or (3) if the termination of employment occurred on or within one year of a change in control, severance pay equal to one (1) year base salary, each in accordance with Supreme’s regular payroll practices beginning on the first payroll date occurring on or after the sixtieth (60th) day following her separation from service, plus (iii) a pro-rated annual bonus for the year of termination, payable at the same time as bonuses are otherwise paid to other similarly-situated executives of the Company, subject to achievement of applicable performance goals of the Company for the performance period (and of Ms. Korth, based upon pro-rated individual goals for the period prior to termination).  Under the Korth Employment Agreement, the Company agreed to use commercially reasonable efforts to adopt an ownership transaction incentive plan that would provide certain executives, including Ms. Korth, with a bonus in the event of a sale of Supreme (or other “liquidity event”) based upon the excess of the value of the shares received by Supreme’s stockholders over the fair market value of Supreme’s stock on the date such plan was adopted.

The Korth Employment Agreement contained a covenant not to compete which provides that, during a period of one year following the cessation of Ms. Korth’s employment, Ms. Korth shall not, directly or indirectly for herself or on behalf of any other person or business entity, engage in any business venture or other undertaking for a competing business.  This covenant not to compete is limited to a territory consisting of all fifty states of the United States.

On May 3, 2012, Supreme Industries, Inc. and its wholly-owned subsidiary Supreme Indiana Operations, Inc. (collectively, the “Companies”) entered into a Separation Agreement and Release (the “Separation Agreement”) in connection with Ms. Korth’s March 30, 2012 resignation.  Pursuant to the Separation Agreement, and conditional upon Ms. Korth complying with the terms of the Separation

Agreement and the portions of the Korth Employment Agreement that remained in effect as set forth in the Separation Agreement, she would receive:  (i) nine months salary ($285,000) over a nine-month period, (ii) an annual bonus for 2011 of $75,000, paid in 2012 (iii) a pro rata portion of her annual bonus for 2012 based on the annual bonus terms set forth in the Korth Employment Agreement, which totaled $32,851 and was paid in 2013, and (iv) reimbursement for her legal expenses in the amount of $23,000.  Ms. Korth also retained eligibility for benefits upon a “change of control” pursuant to the Company’s Ownership Transaction Incentive Plan until March 30, 2013, whereupon that eligibility expired.  Ms. Korth and the Company provided mutual releases to each other, and Ms. Korth agreed to certain confidentiality obligations.

Matthew W. Long’s Employment Agreement

On December 29, 2011, the Company entered into an employment agreement (the “Long Employment Agreement”) with its Chief Financial Officer, Treasurer, and Assistant Secretary, Matthew W. Long.  On March 30, 2012, Mr. Long assumed the position of interim Chief Executive Officer.  Under the Long Employment Agreement, Mr. Long will receive: (1) a base annual salary of $225,000, less applicable taxes and other legal withholdings; (2) a potential annual cash bonus of up to $85,000 for 2011, less applicable taxes and other legal withholdings; (3) a sign-on bonus of 15,000 shares of the Company’s Class A Common Stock and (4) an equity award of restricted stock up to $85,000 provided the Company’s stockholders approved a new stock incentive plan in 2012 (such equity award subject to the achievement of applicable performance goals for 2012).  Mr. Long’s employment is on an “at-will” basis.  However, he must provide the Company with 60 days’ advance notice of his resignation. In the event that (i) there is a “change of control” of the Company as defined in the Long Employment Agreement, or change in the Company’s President, prior to April 17, 2015 (previously April 17, 2013 but extended by amendment of the agreement in December 2012)  that directly results in the involuntary termination of Mr. Long’s employment, or Mr. Long is terminated by the Company other than for “cause” as defined in the Long Employment Agreement, or Mr. Long terminates his employment for “good reason” as defined in the Long Employment Agreement, he will receive an amount equal to one year’s base salary as of the time of termination, less applicable taxes and other legal withholdings (“Severance”).  To receive the Severance, Mr. Long must sign a Termination, Severance and Release Agreement (“Severance Agreement”) substantially in the form attached as Exhibit “A” to the Long Employment Agreement and return such Severance Agreement to the Company within 50 days of the Company’s provision of the Severance Agreement to him.  The Long Employment Agreement expires April 17, 2015.

The Long Employment Agreement contains a covenant not to compete which provides that, during a period of one year following the cessation of Mr. Long’s employment with the Company, Mr. Long shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any capacity with a competing business.  This covenant not to compete is limited to a territory consisting of those counties (or similar political subdivisions) in which Mr. Long performed services during his employment with the Company, in which he received the Company’s confidential information, in which an office of the Company is located for which Mr. Long had supervisory or managerial responsibilities, or in which any Company office is located that was Mr. Long’s primary office or an office from which he regularly worked during his employment with the Company.

Herbert M. Gardner’s Employment Contract

The Board approved an Amended and Restated Employment Contract (the “Gardner Employment Contract”) between the Company and Mr. Herbert M. Gardner effective January 1, 2005.  The Gardner Employment Contract is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Gardner Employment Contract provides for Mr. Gardner to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000 (which monthly payments are to be offset by all other fees paid to Mr. Gardner for serving as a member of the Board of Directors and any committee of the Company and its subsidiaries); and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

Under the Gardner Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates the Gardner Employment Contract for “good reason” (as such terms are defined in the Gardner Employment Contract), then Mr. Gardner or his dependents will be paid his base salary for the remainder of the term of the Gardner Employment Contract and the “proportionate share” of his targeted bonus.  The Gardner Employment Contract defines Mr. Gardner’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of the Gardner Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Gardner is terminated (other than for cause), he will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, vision benefit, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Gardner is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Gardner for gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under the Gardner Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to the Gardner Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Gardner on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

William J. Barrett’s Employment Contract

The Board approved an Amended and Restated Employment Contract (the “Barrett Employment Contract”) between the Company and Mr. William J. Barrett, Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, and Secretary of the Company, effective January 1, 2005.  The Barrett Employment Contract is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Barrett Employment Contract provides for Mr. Barrett to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000 (which monthly payments are to be offset by all other fees paid to Mr. Barrett for serving as a member of the Board of Directors and any committee of the Company and its subsidiaries); and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

The terms of the Barrett Employment Contract are substantially similar to the Gardner Employment Contract.  Under the Barrett Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates the Barrett Employment Contract for “good reason” (as such terms are defined in the Barrett Employment Contract), then Mr. Barrett or his dependents will be paid his base salary for the remainder of the term of the Barrett Employment Contract and the “proportionate share” of his targeted bonus.  The Barrett Employment Contract defines Mr. Barrett’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of the Barrett Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Barrett is terminated (other than for cause), Mr. Barrett will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, vision benefit, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Barrett is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Barrett for the willful engagement of gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under the Barrett Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to his Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Barrett on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

PROPOSAL NO. 2

ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our Board of Directors is submitting a “say-on-pay” proposal for stockholder consideration.  Stockholders are asked for an advisory stockholder vote approving the compensation of the Company’s Named Executive Officers as described above.  The Board is asking stockholders to vote FOR the following resolution:  “RESOLVED, that the compensation of the Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and as disclosed in this proxy statement, is hereby approved.”

This advisory vote is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter.  The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY

VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In Proposal 2 above, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers. This advisory vote is commonly referred to as a “say-on-pay” vote. In this Proposal 3, the Board is also, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders are entitled to cast their votes on whether we should hold say-on-pay votes every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

This advisory vote is not binding on the Board of Directors. The Board of Directors believes at this time a triennial say-on-pay voting frequency (every three years) best serves the interests of our stockholders.  However, the Board of Directors acknowledges that there are a number of points of view regarding the frequency of say-on-pay votes. Accordingly, the Board of Directors intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support.

The Board of Directors recommends a vote FOR an advisory vote on the compensation of the Company’s named executive officers EVERY THREE YEARS.

DIRECTOR COMPENSATION

Based upon an independent survey conducted by the Hay Group, on June 7, 2012 the Board approved the following director compensation. Outside directors are paid $1,000 for each Board, Audit, Compensation, or special committee meeting attended. The Chairman of the Audit Committee is paid an additional $10,000 annually. The Chairman of the Compensation Committee is paid an additional $7,500 annually. An annual stock award is paid to each outside director equal to $27,500 divided by the closing sales price of such stock on the grant date.  This grant is made in quarterly increments.  An annual cash retainer of $18,000 is paid to each outside director and made in quarterly installments.  Additionally, each director is reimbursed for out-of-pocket expenses incurred in attending board or committee meetings.

The following table summarizes the compensation earned by outside directors during fiscal year 2012:

(a)	(b)	(c)	(d)	(e)
	Fees Earned or		All Other
Name	Paid in Cash	Stock Awards (1)	Compensation	Total
Robert J. Campbell	$35,500	$13,750	$—	$49,250
Edward L. Flynn	$35,500	$13,750	$—	$49,250
Thomas B. Hogan, Jr.	$15,000	$13,750		$28,750
Arthur J. Gajarsa	$12,000	$13,750		$25,750
Mark C. Neilson	$61,250	$13,750	$—	$75,000
Wayne A. Whitener	$21,500	$13,750	$—	$35,250

(1)                                 The amounts in column (c) reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB Topic 718.  These stock awards were valued on the basis of the market value of $3.55 of the Company’s Class A Common Stock on the business day immediately preceding the date awarded.

EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the 2012 Long Term Incentive Plan and the 2004, 2001, and 1998 Stock Option Plans which have been approved by the Board of Directors and ratified by the Company’s stockholders.  There are no equity compensation plans which have not been approved by the Company’s stockholders.

(c)
Number of securities
	(a)		remaining available for
	Number of securities to be	(b)	future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan category	warrants, and rights	warrants, and rights	reflected in column (a))

Equity compensation plans approved by security holders	959,808	$3.93	1,132,179

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the named executive officers and its stockholders is for such officers to own a meaningful amount of the Company’s Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the Named Executive Officers under its 2012 Long Term Incentive Plan and the 2004, 2001, and 1998 Stock Option Plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As part of its original acquisition on January 19, 1984, of the specialized vehicle manufacturing business now being operated by it, Supreme Indiana Operations, Inc. (“Supreme Indiana”), the wholly-owned operating subsidiary of Supreme Industries, Inc., acquired an option to purchase certain real estate and improvements at its Goshen, Indiana, and Griffin, Georgia, facilities, leased to it by lessors controlled by the sellers of such business.  The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company’s Board of Directors.

On July 25, 1988, Supreme Indiana assigned the option (with the consent of the grantors of the option) to a limited partnership (the “Partnership”).  The general partner of the Partnership is Supreme Indiana, owning a 1.0% interest, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, and Mr. Campbell, all of whom are members of the Company’s Board of Directors, and each of whom owns a 12.375% limited partnership interest in the Partnership.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements.  Also on July 25, 1988, the Partnership and Supreme Indiana entered into new leases covering Supreme facilities in Goshen, Indiana, and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors.  The actual amount paid to the Partnership in 2012 for rental was $658,118.   The leases contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index).  Both of the above leases were extended for additional five-year terms ending on July 25, 2015 under lease extension agreements which were dated to be effective July 25, 2010.  The total rental payments for the first year of the five-year extended terms amounted to $683,016 with the rent for each year thereafter to be adjusted upward or downward by the amount of the increase or decrease in the Consumer Price Index using July 2010, as the base period and June of each succeeding year thereafter as the comparative period.  On December 19, 2012, Supreme Indiana terminated the leases by exercising its options to purchase the properties. The total purchase price of the options was $5,394,586.

On March 24, 2011, Supreme Indiana entered into an Option Agreement (the “Option Agreement”) pursuant to which Supreme Indiana granted Barrett Gardner Associates, Inc. (“Barrett Gardner”), an entity which is owned by Messrs. William J. Barrett and Herbert M. Gardner, each a Director of the Company, the right to purchase the Company’s California manufacturing facility (the “California Real Estate”).  This transaction was required by the Company’s former bank as a condition of the former Credit Agreement.  On May 12, 2011, Barrett Gardner assigned the Option Agreement to BFG2011 Limited Liability Company (“a related party”) (“Purchaser”).  Then, Purchaser exercised its rights under the Option Agreement and purchased the California Real Estate following which it leased such California Real Estate back to Supreme Indiana.  As part of the purchase price of the sale segment of the sale/leaseback transaction, Supreme Indiana received a 35.48% ownership interest (4,950 Common Units) in Purchaser, and Messrs. William J. Barrett, Herbert M. Gardner, and Edward L. Flynn (together) contributed $900,000 in cash for a (combined) 64.52% ownership interest in Purchaser (9,000 Preferred Units).

In accordance with the Option Agreement, Supreme Indiana and Purchaser entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated May 3, 2011 (as amended by that certain Amendment to Escrow Instructions dated as of the closing date, the “Purchase Agreement”) in which Purchaser agreed to purchase the California Real Estate for $4,100,000 comprised of the following amounts:  (a) a $100,000 deposit made pursuant to the Option Agreement, (b) $3,000,000 paid in cash at the closing, (c) a grant to Supreme Indiana of the 34% equity interest in Purchaser described above valued at $495,000 (included in other assets on the October 1, 2011 balance sheet), and (d) a credit in the amount of $505,000 based on the lack of brokerage commissions and the nature of the transaction.  Supreme Indiana paid the closing costs associated with the transaction, including the escrow fees, transfer taxes, title policies and other transaction costs.  Supreme Indiana has provided Purchaser with an agreement to indemnify Purchaser from losses, damages and claims arising from the condition of the California Real Estate at closing and a breach by Supreme Indiana of its representations and warranties. Supreme Indiana’s indemnity obligations survive the closing of the sale.

Concurrently with the closing of the sale of the California Real Estate to Purchaser, Supreme Indiana leased from Purchaser the California Real Estate (the “Sale Leaseback Transaction”) for a term of twenty years pursuant to that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease dated as of the closing date (the “Lease”).  The base rent for the first five years of the term is $24,000 per month.  Base rent was to be adjusted after the fifth year of the term to ensure that the base rent equated to fair market value and based on any increases in Purchaser’s financing costs.  The Lease was a triple net lease, and Supreme Indiana was responsible for payment of all costs relating to the leased premises, including state income taxes on rental income received.  Supreme Indiana was granted a purchase option and right of first refusal with respect to the California Real Estate through April 30, 2016.  In addition, Supreme Indiana was granted a one-time right of first offer with respect to the California Real Estate that continues until the expiration of the term of the Lease. In connection with the Sale Leaseback Transaction, the Company received a fairness opinion issued by a third party valuation consultant stating that the proposed transactions were fair from a financial point of view to the stockholders of the Company.

On December 19, 2012, Supreme Indiana terminated the Lease by exercising its option to purchase the California Real Estate. The total purchase price was $4,100,000.

PROPOSAL NO. 4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP to continue as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013.  In the event that ratification of this appointment of auditors is not approved by a majority of the combined shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, then the Audit Committee will reconsider its appointment of independent auditors.  In this case, the Audit Committee may, in its discretion, continue the Company’s relationship with Crowe Horwath LLP.  In addition, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee believes that such an appointment would be in the best interests of the Company’s stockholders.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and also will be available to respond to appropriate questions at the meeting.  Proposal No. 4 is for the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013.

The Board of Directors recommends a vote FOR Proposal No. 4.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s Annual Meeting of Stockholders in 2014 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 26, 2013, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a stockholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Goshen, Indiana, no later than February 19, 2014.

FINANCIAL STATEMENTS

The Company’s Annual Report to Stockholders for the fiscal year ended December 29, 2012, accompanies this proxy statement.

ANNUAL MEETING OF STOCKHOLDERS OF SUPREME INDUSTRIES, INC. May 8, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.proxy.supremeind.com Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. (1) ELECTION OF DIRECTORS: EDWARD L. FLYNN MARK C. NEILSON (2) TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. (3) TO DETERMINE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. (4) RATIFICATION OF SELECTION OF CROWE HORWATH LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. PLEASE DATE AND SIGN BELOW AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS NO. 2 AND NO. 4 AND FOR THREE YEARS WITH RESPECT TO PROPOSAL NO. 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00033304003000000000 4 050813 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

0 14475 SUPREME INDUSTRIES, INC. 2581 East Kercher Road, Goshen, Indiana 46528 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Matthew W. Long and Herbert M. Gardner, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the Company) held of record by the undersigned on March 15, 2013, at the Annual Meeting of Stockholders to be held on May 8, 2013, or at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS NO. 2 AND NO. 4 AND FOR THREE YEARS WITH RESPECT TO PROPOSAL NO. 3. (Continued and to be signed on reverse side)